Exhibit 99.1

NEWS RELEASE

Investors and Media Contacts:

Bill Horning / Beth Haiken

925.658.6193 / 925.658.6192

THE PMI GROUP, INC. REPORTS SECOND QUARTER 2007

NET INCOME OF $83.8 MILLION, OR $0.95 PER DILUTED SHARE

Walnut Creek, CA, July 31, 2007 - The PMI Group, Inc. (NYSE: PMI) (the “Company”) today reported net income for the second quarter of 2007 of $83.8 million, or $0.95 per diluted share. Net income for the second quarter of 2006 was $109.6 million, or $1.14 per diluted share. The decline in net income for the second quarter of 2007 was primarily due to a $58.7 million increase in loss reserves and higher claims paid in U.S. Mortgage Insurance Operations, partially offset by increases in net income from International Operations and Financial Guaranty.

The Company ended the second quarter of 2007 with a book value of $43.46 per share compared to $38.11 at the end of the second quarter of 2006, representing an increase of approximately 14%.

Highlights include:

•

U.S. Mortgage Insurance Operations[1] — Net income was $41.5 million in the second quarter of 2007. Losses and loss adjustment expenses increased to $134.4 million as a result of increases in notices of default, claim rates and claim sizes. Total revenues in the second quarter of 2007 increased by approximately 13% driven by strong growth in net premiums written and earned. Net premiums written and net premiums earned in the second quarter of 2007 increased by approximately 19% and 16%, respectively, compared with the same period one year ago. Insurance in force at the end of the second quarter of 2007 was $111.7 billion, representing an 11% increase from one year ago.

•

International Operations[2] — PMI Australia had solid growth in net premiums written and grew their insurance in force to $172.9 billion. Total losses and loss adjustment expenses decreased in the second quarter of 2007 from the first quarter resulting in a loss ratio of 25.2% for the period and 34.4% for the first six months of 2007. PMI Europe reported

[1]

“U.S. Mortgage Insurance Operations” includes the results of PMI Mortgage Insurance Co. (PMI), affiliated U.S. reinsurance companies and equity in earnings from CMG Mortgage Insurance Company (CMG MI).

[2]	“International Operations” includes the results of PMI Australia, PMI Europe, PMI Asia and PMI Canada.

strong growth in net premiums written of approximately 66% compared with the second quarter of 2006 driven particularly by flow business in Italy.

•

Financial Guaranty[3] — equity in earnings from FGIC were $27.4 million (pre-tax), an increase of 10% compared with the second quarter of 2006, as a result of strong premium earnings, a significant recovery related to a Hurricane Katrina impacted credit, a release of certain tax contingencies and increased net investment income, partially offset by mark to market adjustments in certain mortgage related CDO’s due principally to widening credit spreads.

•

Capital Events — The Company repurchased 468,500 common shares for approximately $23 million in the second quarter of 2007. The Company also completed its accelerated stock buyback program in the second quarter of 2007 with the final delivery of 436,152 common shares. In July 2007, the Company announced an additional $150 million authorization to its existing common share repurchase program which brings total current authorizations to $300 million.

Consolidated Operating Results

Consolidated net premiums written for the second quarter and first half of 2007 totaled $256.0 million and $500.0 million, respectively, compared with $211.8 million and $413.7 million for the same periods one year ago. The year over year increases were primarily due to an increase in new insurance written, improved persistency, higher average primary premium rates and higher average insured loan balances in U.S. Mortgage Insurance Operations and an increase in net premiums written combined with favorable foreign exchange rates in PMI Australia.

Consolidated premiums earned for the second quarter and first half of 2007 were $242.3 million and $478.7 million, respectively, compared with $213.6 million and $419.9 million for the same periods one year ago. The increases were due to insurance in force growth, higher average premium rates and larger loan sizes in U.S. Mortgage Insurance Operations.

Consolidated losses and loss adjustment expenses for the second quarter and first half of 2007 were $146.2 million and $255.5 million, respectively, compared with $71.9 million and $132.8 million for the same periods last year. The increases were primarily a result of higher incurred losses in U.S. Mortgage Insurance Operations as a result of an increase in notices of default, claim size and claim rates.

[3]	“Financial Guaranty” includes PMI Guaranty Co. (PMI Guaranty) and our equity investments in Financial Guaranty Insurance Company, Inc. (FGIC) and Ram Reinsurance Company Ltd. (RAM Re).

Consolidated other underwriting and operating expenses for the second quarter and first half of 2007 were $59.8 million and $122.5 million, respectively, compared with $52.9 million and $113.4 million for the same periods one year ago. The increases were primarily due to growth of the International Operations combined with changes in foreign exchange rates.

Consolidated reserve for losses and loss adjustment expenses totaled $507.0 million as of June 30, 2007 compared with $443.0 million as of March 31, 2007 and $384.6 million as of June 30, 2006. Reserves for losses and loss adjustment expenses (LAE) in U.S. Mortgage Insurance Operations increased $58.7 million in the second quarter of 2007 primarily due to an increase in notices of default, increased claim rates and larger claim sizes. PMI Australia’s reserve for losses and LAE increased $2.8 million in the second quarter of 2007 due to a higher default inventory.

The PMI Group, Inc. Second Quarter Results by Segment

	Second Quarter Total Revenues			Second Quarter Net Income
(Dollars in millions, except per share data)	2007	2006	% Change	2007	2006	% Change
U.S. Mortgage Insurance Operations	$227.0	$200.9	13.0%	$41.5	$72.2	(42.5)%
International Operations	68.0	61.9	9.9%	28.1	25.5	10.2%
Financial Guaranty	33.7	26.5	27.2%	29.0	24.0	20.8%
Corporate and Other[4]	6.7	10.1	n.m.	(14.8)	(12.1)	n.m.

Consolidated Total	$335.4	$299.4	12.0%	$83.8	$109.6	(23.5)%

Diluted Net Income Per Share				$0.95	$1.14	(16.7)%
Book Value Per Share				$43.46	$38.11	14.0%

May not total due to rounding

n.m. – Not meaningful

The PMI Group, Inc. Year to Date Results by Segment

	Six Months Ended June 30 Total Revenues			Six Months Ended June 30 Net Income
(Dollars in millions, except per share data)	2007	2006	% Change	2007	2006	% Change
U.S. Mortgage Insurance Operations	$456.2	$398.9	14.4%	$110.4	$142.3	(22.4)%
International Operations	131.8	118.5	11.2%	51.2	54.1	(5.4)%
Financial Guaranty	67.9	49.7	36.6%	58.9	45.1	30.6%
Corporate and Other[4]	10.5	20.2	n.m.	(34.7)	(26.5)	n.m.

Consolidated Total	$666.4	$587.3	13.5%	$185.9	$215.0	(13.5)%

Diluted Net Income Per Share				$2.11	$2.23	(5.4)%

May not total due to rounding

n.m. – Not meaningful

Segment Highlights

U.S. Mortgage Insurance Operations

•	Net income totaled $41.5 million for the second quarter of 2007.

[4]	The “Corporate and Other” segment primarily consists of the holding company, contract underwriting operations and intercompany eliminations.

•

Net premiums written in the second quarter of 2007 increased by 19% to $189.2 million from $158.9 million in the second quarter of 2006. The increase was due primarily to increases in new insurance written, higher average premium rates and higher average insured loan balances.

•	The primary persistency rate improved to 71.7% in the second quarter of 2007 compared with 64.9% in the second quarter of 2006.

•

Total incurred losses in the second quarter of 2007 were $134.4 million compared with $64.2 million in the second quarter of 2006 driven by an increase in the number of notices of default, larger claim sizes and increased claim rates.

•

Total claims paid increased to $72.3 million for the second quarter of 2007 compared with $52.1 million in the second quarter of 2006 driven by an increase in the claim rate and larger average claim sizes.

•

After-tax equity in earnings from CMG MI for the second quarter of 2007 was $3.0 million, compared with $3.7 million for the same period of 2006. The decline in equity in earnings was primarily driven by higher claims paid partially offset by higher premiums earned. CMG MI’s insurance in force grew to $17.4 billion, persistency increased to 79.2% and the primary default rate was just above 1%.

International Operations

•

PMI Australia reported net income of $24.4 million for the second quarter of 2007 compared with $21.9 million for the second quarter of 2006. The increase in net income was due primarily to higher net investment income and premiums earned, partially offset by increased incurred losses. The second quarter of 2007 addition to reserves for losses and LAE was $2.8 million while claims paid for the quarter totaled $7.3 million.

•

PMI Europe reported net income of $1.7 million in the second quarter of 2007 compared with $3.5 million for the same period a year ago. The decrease was due primarily to a decrease in premiums earned with Royal & Sun Alliance lenders’ mortgage insurance portfolio acquired in 2003 and an increase in losses and underwriting expenses.

•	PMI Asia’s net income in the second quarter of 2007 totaled $2.3 million compared with $0.1 million for the same period a year ago.

Financial Guaranty

•	After-tax equity in earnings from FGIC for the second quarter of 2007 totaled $25.4 million compared with $22.9 million for the same period a year ago.

•	After-tax equity in earnings from RAM Re for the second quarter of 2007 was $2.2 million compared with $1.1 million for the same period one year ago.

•	PMI Guaranty, which began operations in the fourth quarter of 2006, reported net income of $1.4 million in the second quarter of 2007.

Corporate and Other

•

The Corporate and Other segment reported a net loss for the second quarter of 2007 totaling $14.8 million compared with a net loss of $12.1 million for the same period a year ago. The increase in the net loss for the second quarter of 2007 compared with 2006 was due primarily to decreased net investment income from a reduction in the size of the investment portfolio, and an increase in stock option expense.

ABOUT THE PMI GROUP, INC.

The PMI Group, Inc. (NYSE: PMI), headquartered in Walnut Creek, CA, is an international provider of credit enhancement products that promote homeownership and facilitate mortgage transactions in the capital markets. Through its wholly owned subsidiaries and unconsolidated strategic investments, the company offers residential mortgage insurance and credit enhancement products domestically and internationally, financial guaranty insurance, and financial guaranty reinsurance. Through its subsidiaries, The PMI Group, Inc. is one of the world’s largest providers of private mortgage insurance with operations in the United States, Australia and New Zealand, Canada and the European Union, as well as one of the largest providers of mortgage guaranty reinsurance in Hong Kong. For more information: www.pmigroup.com.

Cautionary Statement: Statements in this earnings release that are not historical facts, and that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements by their nature involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. Many factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Risks and uncertainties that could affect the Company are discussed in our Form 10-K for the year ended December 31, 2006 and Form 10-Q for the quarter ended March 31, 2007 and include changes in economic conditions such as interest rates, home values, employment rates and refinance activity. We undertake no obligation to update forward-looking statements.

# # #

THE PMI GROUP, INC. AND SUBSIDIARIES (the “Company”)

FINANCIAL RESULTS AND STATISTICAL INFORMATION FOR THE PERIOD ENDED JUNE 30, 2007

Contents

Consolidated Statements of Operations and Balance Sheets	Page 2

Business Segments Results of Operations - Three Months Ended June 30, 2007 and 2006	Page 3

Business Segments Results of Operations - Six Months Ended June 30, 2007 and 2006	Page 4

Business Segments Balance Sheets	Page 5

U.S. Mortgage Insurance Operations Analysis of Reserve for Losses and LAE and Financial and Statistical Information	Page 6

U.S. Mortgage Insurance Operations Financial and Statistical Information	Page 7

CMG Mortgage Insurance Company, PMI Australia and PMI Europe Financial and Statistical Information	Page 8

Appendix A - PMI Australia and PMI Europe Quarterly Financial Information	Page 9

Appendix B - Business Segments Results of Operations by Quarter	Page 10

Appendix C - PMI Australia Financial and Statistical Information	Page 11

Please refer to the following when noted:

(1)

For the quarter and six months ended June 30, 2007, the Company’s equity in earnings from unconsolidated subsidiaries include FGIC Corporation, CMG Mortgage Insurance Company (“CMG MI”), RAM Reinsurance Company, Ltd. (“RAM Re”), and certain limited partnership interests.

(2)

U.S. Mortgage Insurance Operations include the operating results of PMI Mortgage Insurance Co. (“PMI”) and affiliated U.S. mortgage insurance and reinsurance companies. CMG MI and its affiliates are included under the equity method of accounting in equity in earnings from unconsolidated subsidiaries.

(3)

International Operations include PMI Australia, PMI Europe, PMI Asia and PMI Canada. PMI Canada began offering residential mortgage insurance products to Canadian lenders and mortgage originators in the second quarter of 2007.

(4)	Financial Guaranty represents PMI Guaranty Co. (“PMI Guaranty”) and our equity investments in FGIC Corporation and RAM Re.

(5)

The “Corporate and Other” segment includes other income and related operating expenses of PMI Mortgage Services Co.; investment income, interest expense, intercompany eliminations and corporate expenses of The PMI Group, Inc.; the results of Commercial Loan Insurance Corporation and WMAC Credit Insurance Corporation and equity in earnings from certain limited partnerships.

(6)

Other underwriting and operating expenses from the “Corporate and Other” segment includes charges of $3.5 million and $10.6 million (pre-tax) or $2.6 million and $7.6 million (after tax) for stock option expenses and related stock based compensation expenses in the second quarter and first half of 2007 compared to pre-tax $2.6 million and $7.6 million ($1.9 million and $5.7 million after tax) for the corresponding periods in 2006.

(7)

The expense ratio is expressed as a percentage, of the sum of amortization of deferred policy acquisition costs and other underwriting and operating expenses to net premiums written. The loss ratio is expressed as a percentage, of the sum of losses and loss adjustment expenses to premiums earned.

(8)	Pool insurance includes modified pool, GSE pool, old pool and all other pool insurance products for U.S. Mortgage Insurance Operations.

(9)	Statutory risk-to-capital ratio is for PMI only.

(10)

In May 2007, upon completion of the $345 million accelerated share repurchase program, The PMI Group received the final delivery of 436,152 common shares bringing the total received under the program to 7,624,700 shares. The average price paid per common share upon completion of this program was $45.25 per common share. In February 2007, our Board of Directors authorized another common share repurchase program in an amount not to exceed $150 million. In June 2007, 468,500 common shares were repurchased for $22.7 million, or $48.48 per common share under the February 2007 program. In July 2007, our Board of Directors authorized an additional $150 million to its existing common share repurchase program which brings total current authorizations to $300 million.

(11)

Interest expense in our Financial Guaranty segment relates to a $50 million surplus note provided to PMI Guaranty by the Company. The surplus note bears interest at an annual rate of 5.85% and is due October 20, 2026. The surplus note and the interest expense are eliminated in the Corporate and Other segment.

(12)

In 2007, we purchased Australian dollar and Euro foreign currency put options designed to partially mitigate the negative financial impact of a potential strengthening of the U.S. dollar relative to the Australian dollar and the Euro. International Operations’ net income for the second quarter and first half of 2007 was reduced by $0.3 million and $1.3 million pre-tax, respectively, related to the cost of our foreign currency put options.

Note:	The interim financial and statistical information contained in this material is unaudited. Certain prior periods’ information has been reclassified to conform to the current periods’ presentation.

THE PMI GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(Dollars and shares, except per share data, in thousands)
Net premiums written	$255,977	$211,815	$500,028	$413,719

Revenues
Premiums earned	$242,337	$213,643	$478,698	$419,883
Income from credit default swaps	1,579	2,128	3,407	3,766
Net investment income	51,119	49,015	103,758	95,882
Equity in earnings from unconsolidated subsidiaries (1)	35,748	32,287	72,257	59,913
Net realized investment gains	414	556	1,992	896
Change in fair value of foreign currency put options (12)	(306)	(1,993)	(1,319)	(697)
Other income	4,478	3,802	7,573	7,653

Total revenues	335,369	299,438	666,366	587,296

Losses and expenses
Losses and loss adjustment expenses	146,160	71,861	255,480	132,800
Amortization of deferred policy acquisition costs	17,010	17,794	33,455	34,781
Other underwriting and operating expenses (6)	59,773	52,873	122,474	113,392
Interest expense	8,398	8,067	16,657	16,246

Total losses and expenses	231,341	150,595	428,066	297,219

Income before income taxes	104,028	148,843	238,300	290,077
Income taxes	20,195	39,228	52,434	75,114

Net income	$83,833	$109,615	$185,866	$214,963

Diluted net income per share	$0.95	$1.14	$2.11	$2.23

Reconciliation of earnings per share
Net income	$83,833	$109,615	$185,866	$214,963
Plus: Interest expense on contingently convertible debt, net of income taxes	—	1,912	—	3,824

Net income adjusted for diluted earnings per share calculation	$83,833	$111,527	$185,866	$218,787

Share data:
Basic weighted average common shares outstanding	86,819	88,357	86,893	88,695
Stock options and other dilutive components	1,171	1,383	1,178	1,362
Common stock equivalent shares related to contingently convertible debt	—	8,153	—	8,153

Diluted weighted average common shares outstanding	87,990	97,893	88,071	98,210

Share repurchase data:
Common shares repurchased (10)	905	3,221	1,230	3,302

Average price paid per common share repurchased (including commissions)	$46.92	$45.49	$46.10	$45.43

CONSOLIDATED BALANCE SHEETS

	June 30, 2007	December 31, 2006	June 30, 2006
	(Unaudited)		(Unaudited)
	(Dollars and shares, except per share data, in thousands)
Assets
Cash and investments, at fair value	$4,074,057	$3,750,140	$3,844,411
Investments in unconsolidated subsidiaries (1)	1,133,727	1,100,387	1,007,780
Related party receivables	1,361	714	1,398
Reinsurance receivables, reinsurance recoverables and prepaid premiums	11,347	25,315	20,815
Deferred policy acquisition costs	93,178	87,008	83,666
Other assets	395,369	363,626	355,396

Total assets	$5,709,039	$5,327,190	$5,313,466

Liabilities
Reserve for losses and loss adjustment expenses	$506,951	$414,736	$384,605
Unearned premiums	571,804	520,264	490,906
Long-term debt	496,593	496,593	819,529
Other liabilities	373,486	327,007	324,459

Total liabilities	1,948,834	1,758,600	2,019,499
Shareholders’ equity	3,760,205	3,568,590	3,293,967

Total liabilities and shareholders’ equity	$5,709,039	$5,327,190	$5,313,466

Basic shares issued and outstanding	86,513	86,747	86,442

Book value per share	$43.46	$41.14	$38.11

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS RESULTS OF OPERATIONS

	U.S. Mortgage Insurance Operations (2)	International Operations (3)	Financial Guaranty (4)	Corporate and Other (5)	Consolidated Total
	Three Months Ended June 30, 2007 (Unaudited)
	(Dollars in thousands)
Net premiums written	$189,180	$65,376	$1,414	$7	$255,977

Revenues
Premiums earned	$195,385	$46,384	$552	$16	$242,337
Income from credit default swaps	—	1,579	—	—	1,579
Net investment income	25,966	20,581	2,314	2,258	51,119
Equity in earnings from unconsolidated subsidiaries (1)	4,617	—	30,842	289	35,748
Net realized investment gains (losses)	981	53	—	(620)	414
Change in fair value of foreign currency put options (12)	—	(306)	—	—	(306)
Other income (loss)	17	(308)	—	4,769	4,478

Total revenues	226,966	67,983	33,708	6,712	335,369

Losses and expenses
Losses and loss adjustment expenses	134,384	11,776	—	—	146,160
Amortization of deferred policy acquisition costs	12,610	4,131	269	—	17,010
Other underwriting and operating expenses (6)	26,759	12,657	432	19,925	59,773
Interest expense (11)	39	—	732	7,627	8,398

Total losses and expenses	173,792	28,564	1,433	27,552	231,341

Income (loss) before income taxes	53,174	39,419	32,275	(20,840)	104,028
Income taxes (benefit)	11,627	11,322	3,261	(6,015)	20,195

Net income (loss)	$41,547	$28,097	$29,014	$(14,825)	$83,833

Expense ratio (7)	20.8%	25.7%
Loss ratio (7)	68.8%	25.4%
Combined ratio	89.6%	51.1%

	Three Months Ended June 30, 2006 (Unaudited)
	(Dollars in thousands)
Net premiums written	$158,904	$52,900	$—	$11	$211,815

Revenues
Premiums earned	$167,826	$45,801	$—	$16	$213,643
Income from credit default swaps	—	2,128	—	—	2,128
Net investment income	27,064	15,625	2	6,324	49,015
Equity in earnings from unconsolidated subsidiaries (1)	5,729	—	26,476	82	32,287
Net realized investment gains (losses)	305	252	—	(1)	556
Change in fair value of foreign currency put options (12)	—	(1,993)	—	—	(1,993)
Other income	7	83	—	3,712	3,802

Total revenues	200,931	61,896	26,478	10,133	299,438

Losses and expenses
Losses and loss adjustment expenses	64,153	7,708	—	—	71,861
Amortization of deferred policy acquisition costs	13,162	4,632	—	—	17,794
Other underwriting and operating expenses (6)	22,970	10,461	—	19,442	52,873
Interest expense	1	—	—	8,066	8,067

Total losses and expenses	100,286	22,801	—	27,508	150,595

Income (loss) before income taxes	100,645	39,095	26,478	(17,375)	148,843
Income tax (benefit)	28,480	13,598	2,469	(5,319)	39,228

Net income (loss)	$72,165	$25,497	$24,009	$(12,056)	$109,615

Expense ratio (7)	22.7%	28.5%
Loss ratio (7)	38.2%	16.8%
Combined ratio	60.9%	45.3%

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS RESULTS OF OPERATIONS

	U.S. Mortgage Insurance Operations (2)	International Operations (3)	Financial Guaranty (4)	Corporate and Other (5)	Consolidated Total
	Six Months Ended June 30, 2007 (Unaudited)
	(Dollars in thousands)
Net premiums written	$385,096	$108,758	$6,155	$19	$500,028

Revenues
Premiums earned	$389,144	$88,766	$759	$29	$478,698
Income from credit default swaps	—	3,407	—	—	3,407
Net investment income	54,288	39,745	4,635	5,090	103,758
Equity in earnings from unconsolidated subsidiaries (1)	9,478	—	62,545	234	72,257
Net realized investment gains (losses)	3,248	90	—	(1,346)	1,992
Change in fair value of foreign currency put options (12)	—	(1,319)	—	—	(1,319)
Other income	4	1,094	—	6,475	7,573

Total revenues	456,162	131,783	67,939	10,482	666,366

Losses and expenses
Losses and loss adjustment expenses	227,168	28,312	—	—	255,480
Amortization of deferred policy acquisition costs	25,192	7,892	371	—	33,455
Other underwriting and operating expenses (6)	54,420	23,230	886	43,938	122,474
Interest expense (11)	39	6	1,463	15,149	16,657

Total losses and expenses	306,819	59,440	2,720	59,087	428,066

Income (loss) before income taxes	149,343	72,343	65,219	(48,605)	238,300
Income taxes (benefit)	38,920	21,120	6,341	(13,947)	52,434

Net income (loss)	$110,423	$51,223	$58,878	$(34,658)	$185,866

Expense ratio (7)	20.7%	28.6%
Loss ratio (7)	58.4%	31.9%
Combined ratio	79.1%	60.5%

	Six Months Ended June 30, 2006 (Unaudited)
	(Dollars in thousands)
Net premiums written	$322,377	$91,321	$—	$21	$413,719

Revenues
Premiums earned	$335,364	$84,486	$—	$33	$419,883
Income from credit default swaps	—	3,766	—	—	3,766
Net investment income	52,740	30,410	2	12,730	95,882
Equity in earnings (losses) from unconsolidated subsidiaries(1)	10,221	—	49,712	(20)	59,913
Net realized investment gains (losses)	542	394	—	(40)	896
Change in fair value of foreign currency put options (12)	—	(697)	—	—	(697)
Other (loss) income	(17)	182	—	7,488	7,653

Total revenues	398,850	118,541	49,714	20,191	587,296

Losses and expenses
Losses and loss adjustment expenses	123,300	9,500	—	—	132,800
Amortization of deferred policy acquisition costs	26,604	8,177	—	—	34,781
Other underwriting and operating expenses (6)	50,835	20,250	—	42,307	113,392
Interest expense	1	—	—	16,245	16,246

Total losses and expenses	200,740	37,927	—	58,552	297,219

Income (loss) before income taxes	198,110	80,614	49,714	(38,361)	290,077
Income tax (benefit)	55,840	26,507	4,606	(11,839)	75,114

Net income (loss)	$142,270	$54,107	$45,108	$(26,522)	$214,963

Expense ratio (7)	24.0%	31.1%
Loss ratio (7)	36.8%	11.2%
Combined ratio	60.8%	42.3%

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS BALANCE SHEETS

	U.S. Mortgage Insurance Operations (2)	International Operations (3)	Financial Guaranty (4)		Corporate and Other (5)	Consolidated Total
	June 30, 2007 (Unaudited)
	(Dollars in thousands)
Assets
Cash and investments, at fair value	$2,067,004	$1,579,489	$205,967		$221,597	$4,074,057
Investments in unconsolidated subsidiaries (1)	122,072	—	996,431		15,224	1,133,727
Related party receivables (payables)	1,217	(767)	158		753	1,361
Reinsurance receivables, recoverables and prepaid premiums	9,800	1,547	—		—	11,347
Deferred policy acquisition costs	43,906	45,960	3,312		—	93,178
Other assets	214,575	54,319	4,256		122,219	395,369

Total assets	$2,458,574	$1,680,548	$1,210,124		$359,793	$5,709,039

Liabilities
Reserve for losses and loss adjustment expenses	$444,594	$62,357	$—		$—	$506,951
Unearned premiums	103,331	461,464	6,984		25	571,804
Long-term debt	—	—	50,000	(11)	446,593	496,593
Other liabilities (assets)	265,268	69,824	40,817		(2,423)	373,486

Total liabilities	813,193	593,645	97,801		444,195	1,948,834
Shareholders’ equity (deficit)	1,645,381	1,086,903	1,112,323		(84,402)	3,760,205

Total liabilities and shareholders’ equity	$2,458,574	$1,680,548	$1,210,124		$359,793	$5,709,039

	December 31, 2006
	(Dollars in thousands)
Assets
Cash and investments, at fair value	$1,990,326	$1,349,069	$210,277		$200,468	$3,750,140
Investments in unconsolidated subsidiaries (1)	132,403	—	950,249		17,735	1,100,387
Related party receivables (payables)	735	—	—		(21)	714
Reinsurance receivables, recoverables and prepaid premiums	16,504	8,811	—		—	25,315
Deferred policy acquisition costs	43,523	42,538	947		—	87,008
Other assets	212,197	41,215	3,345		106,869	363,626

Total assets	$2,395,688	$1,441,633	$1,164,818		$325,051	$5,327,190

Liabilities
Reserve for losses and loss adjustment expenses	$366,182	$48,554	$—		$—	$414,736
Unearned premiums	106,445	412,196	1,589		34	520,264
Long-term debt	—	—	50,000	(11)	446,593	496,593
Other liabilities (assets)	283,544	67,645	41,440		(65,622)	327,007

Total liabilities	756,171	528,395	93,029		381,005	1,758,600
Shareholders’ equity (deficit)	1,639,517	913,238	1,071,789		(55,954)	3,568,590

Total liabilities and shareholders’ equity	$2,395,688	$1,441,633	$1,164,818		$325,051	$5,327,190

	June 30, 2006 (Unaudited)
	(Dollars in thousands)
Assets
Cash and investments, at fair value	$2,259,393	$1,156,454	$1,995		$426,569	$3,844,411
Investments in unconsolidated subsidiaries (1)	120,574	—	867,923		19,283	1,007,780
Related party receivables	1,291	—	—		107	1,398
Reinsurance receivables, recoverables and prepaid premiums	14,977	5,838	—		—	20,815
Deferred policy acquisition costs	45,769	37,897	—		—	83,666
Other assets	204,724	33,293	3		117,376	355,396

Total assets	$2,646,728	$1,233,482	$869,921		$563,335	$5,313,466

Liabilities
Reserve for losses and loss adjustment expenses	$355,832	$28,773	$—		$—	$384,605
Unearned premiums	147,739	343,136	—		31	490,906
Long-term debt	—	—	—		819,529	819,529
Other liabilities (assets)	284,851	59,597	23,421		(43,410)	324,459

Total liabilities	788,422	431,506	23,421		776,150	2,019,499
Shareholders’ equity (deficit)	1,858,306	801,976	846,500		(212,815)	3,293,967

Total liabilities and shareholders’ equity	$2,646,728	$1,233,482	$869,921		$563,335	$5,313,466

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS (2) ANALYSIS OF RESERVE FOR LOSSES AND LAE

	June 30, 2007		March 31, 2007		June 30, 2006
	Loans in Default	Reserve for Losses and LAE	Loans in Default	Reserve for Losses and LAE	Loans in Default	Reserve for Losses and LAE
	(Dollars in thousands)
Primary insurance	42,349	$402,831	39,206	$348,735	37,102	$318,878
Pool insurance (8)	20,238	41,763	18,500	37,301	17,458	36,954

Total	62,587	$444,594	57,706	$386,036	54,560	$355,832

Reconciliation of Reserve for Losses and LAE

	June 30, 2007	March 31, 2007	Reserve Change
	(Dollars in thousands)
Gross reserve for losses and LAE:
Primary insurance	$402,831	$348,735	$54,096
Pool insurance (8)	41,763	37,301	4,462

Total gross reserve for losses and LAE	444,594	386,036	58,558
Ceded reserve for losses:
Primary insurance	(2,495)	(2,590)	95
Pool insurance (8)	(59)	(79)	20

Total ceded reserve for losses	(2,554)	(2,669)	115

Net reserve for losses and LAE	$442,040	$383,367	$58,673

U.S. MORTGAGE INSURANCE OPERATIONS (2) FINANCIAL AND STATISTICAL INFORMATION

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Flow insurance written (in millions)	$10,268	$5,716	$17,793	$10,757
Structured insurance written (in millions)	1,337	1,344	4,775	4,391

Primary new insurance written (in millions)	$11,605	$7,060	$22,568	$15,148

Primary new risk written (in millions)	$2,806	$1,790	$5,726	$3,938
Pool new insurance written (in millions) (8)	$5,270	$3,575	$11,458	$8,302
Pool new risk written (in millions) (8)	$122	$108	$299	$212
Product mix as a % of new insurance written:
Above 97% LTV’s	35%	17%	35%	15%
90.01% to 95% LTV’s	21%	22%	21%	22%
85.01% to 90% LTV’s	31%	46%	29%	46%
90.01% to 95% LTV’s with >= 30% coverage	16%	18%	16%	18%
85.01% to 90% LTV’s with >= 25% coverage	27%	40%	26%	40%
ARMs	8%	20%	12%	30%
Monthlies	98%	96%	97%	97%
Refinances	38%	32%	42%	36%
Structured transactions	12%	19%	21%	29%
Premiums written (in thousands):
Gross premiums written	$236,412	$203,426	$476,842	$411,562
Ceded premiums, net of assumed premiums	(42,973)	(41,402)	(84,108)	(83,058)
Refunded premiums	(4,259)	(3,120)	(7,638)	(6,127)

Net premiums written	189,180	158,904	385,096	322,377
Change in unearned premiums	6,205	8,922	4,048	12,987

Net premiums earned	$195,385	$167,826	$389,144	$335,364

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS (2) FINANCIAL AND STATISTICAL INFORMATION

		6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006
Primary insurance in force (in millions)
Flow		$91,864	$87,184	$85,086	$84,405	$84,644
Structured transactions		19,803	19,701	17,549	15,877	15,741

Total		$111,667	$106,885	$102,635	$100,282	$100,385

Primary risk in force (in millions)
Flow		$23,075	$21,837	$21,095	$20,855	$20,883
Structured transactions		5,016	5,138	4,616	4,193	4,127

Total		$28,091	$26,975	$25,711	$25,048	$25,010

Pool risk in force (in millions) (8)		$3,461	$3,373	$3,216	$2,773	$2,737
Primary risk in force - credit score distribution
Flow	620 or above	93.6%	93.8%	93.7%	93.5%	93.3%
	619-575	5.0%	4.9%	5.0%	5.2%	5.3%
	574 or below	1.4%	1.3%	1.3%	1.3%	1.4%
Structured transactions	620 or above	85.4%	85.3%	84.7%	82.8%	80.7%
	619-575	9.2%	9.2%	9.8%	10.8%	12.3%
	574 or below	5.4%	5.5%	5.5%	6.4%	7.1%
Total	620 or above	92.1%	92.2%	92.0%	91.7%	91.3%
	619-575	5.8%	5.7%	5.9%	6.1%	6.4%
	574 or below	2.1%	2.1%	2.1%	2.2%	2.3%
Primary average loan size (in thousands)
Flow		$146.6	$142.8	$140.0	$138.3	$136.9
Structured transactions		$159.6	$159.2	$155.6	$151.8	$150.7
Total		$148.7	$145.5	$142.5	$140.3	$138.9
Loss severity - primary (quarterly)
Flow		87.9%	88.5%	88.6%	83.1%	83.2%
Structured transactions		92.5%	90.3%	92.4%	86.7%	86.8%
Total		89.3%	89.0%	89.6%	84.0%	84.1%
Persistency
Primary persistency rate		71.7%	70.7%	69.6%	67.3%	64.9%
Primary loans, defaults and default rates
Primary policies in force		750,835	734,431	720,347	714,742	722,756
Primary loans in default		42,349	39,206	39,997	38,573	37,102
Primary default rate		5.64%	5.34%	5.55%	5.40%	5.13%
Flow only default rate		4.70%	4.54%	4.75%	4.61%	4.44%
Structured transactions only default rate		10.37%	9.29%	9.86%	9.96%	9.26%
Pool default rate		5.17%	4.82%	4.24%	4.81%	5.60%
Claims paid (quarter-to-date in millions)
Primary claims paid - flow		$46.3	$46.6	$43.0	$42.6	$36.2
Primary claims paid - structured transactions		21.5	18.3	15.4	14.7	11.3

Total primary claims paid		67.8	64.9	58.4	57.3	47.5
Total pool and other		4.5	4.4	3.0	4.7	4.6

Total claims paid		$72.3	$69.3	$61.4	$62.0	$52.1

Number of primary claims paid (quarter-to-date)		2,336	2,362	2,195	2,346	2,038
Average primary claim size (quarter-to-date in thousands)		$29.0	$27.5	$26.6	$24.4	$23.3
Captive reinsurance arrangements (year-to-date)
Percentage of flow NIW subject to captive reinsurance arrangements		56.0%	49.3%	68.8%	71.6%	71.3%
Percentage of primary NIW subject to captive reinsurance arrangements		44.2%	34.1%	50.4%	53.5%	51.5%
Percentage of primary IIF subject to captive reinsurance arrangements		50.3%	51.0%	52.9%	53.9%	53.3%
Percentage of primary RIF subject to captive reinsurance arrangements		50.2%	50.8%	53.2%	54.4%	53.9%
Alt-A primary insurance in force (in millions)
With FICO scores of 660 and above		$20,400	$18,120	$15,738	$14,203	$13,216
With FICO scores below 660 and above 619		3,764	3,652	3,353	3,178	2,934

Total Alt-A primary insurance in force		$24,164	$21,772	$19,091	$17,381	$16,150

Risk-to-capital ratio (9)		8.7 to 1	8.3 to 1	8.1 to 1	8.2 to 1	7.7 to 1

THE PMI GROUP, INC. AND SUBSIDIARIES

CMG MORTGAGE INSURANCE COMPANY FINANCIAL AND STATISTICAL INFORMATION

	June 30, 2007	March 31, 2007	June 30, 2006
Primary new insurance written (quarter-to-date in millions)	$1,566	$1,053	$1,167
Primary insurance in force (in millions)	$17,415	$16,670	$15,774
Primary risk in force (in millions)	$4,292	$4,085	$3,791
Policies in force	118,933	115,227	111,889
Persistency	79.2%	78.5%	73.6%
Primary loans in default	1,259	1,130	965
Primary default rate	1.06%	0.98%	0.86%
Primary claims paid (quarter-to-date in thousands)	$2,392	$2,131	$1,512
Number of primary claims paid (quarter-to-date)	83	75	68
Average primary claim size (quarter-to-date in thousands)	$28.8	$28.4	$22.2

PMI AUSTRALIA FINANCIAL AND STATISTICAL INFORMATION

	June 30, 2007	March 31, 2007	June 30, 2006
Net premiums written (quarter-to-date in thousands)	$59,111	$38,234	$48,603
Premiums earned (quarter-to-date in thousands)	$40,105	$36,364	$39,110
Flow insurance written (quarter-to-date in millions)	$5,959	$4,300	$5,062
RMBS insurance written (quarter-to-date in millions)	6,151	3,284	7,744

New insurance written (quarter-to-date in millions)	$12,110	$7,584	$12,806

Insurance in force (in millions)	$172,861	$156,698	$135,529
Risk in force (in millions)	$158,235	$143,207	$124,139
Policies in force	1,103,205	1,070,974	1,074,618
Loans in default	3,156	3,063	1,731
Default rate	0.29%	0.29%	0.16%
Claims paid (quarter-to-date in thousands)	$7,317	$8,389	$3,181
Number of claims paid (quarter-to-date)	130	126	73
Average claim size (quarter-to-date in thousands)	$56.3	$66.6	$43.6

PMI EUROPE FINANCIAL AND STATISTICAL INFORMATION

	June 30, 2007	March 31, 2007	June 30, 2006
Net premiums written (quarter-to-date in thousands)	$3,497	$3,404	$2,109
Premiums earned (quarter-to-date in thousands)	$3,519	$3,579	$3,905
New insurance written (quarter-to-date in millions)	$141	$136	$24
New credit default swaps written (quarter-to-date in millions)	$—	$—	$—
New reinsurance written (quarter-to-date in millions)	$1,778	$504	$379
Insurance in force (in millions)	$48,120	$48,121	$39,996
Risk in force (in millions)	$3,813	$3,824	$2,836
Claims paid including credit default swaps (quarter-to-date in thousands)	$2,577	$1,547	$631

THE PMI GROUP, INC. AND SUBSIDIARIES

APPENDIX A - QUARTERLY FINANCIAL INFORMATION

PMI AUSTRALIA QUARTERLY FINANCIAL INFORMATION

	2007		2006
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	(Australian $ in thousands, unless otherwise noted)
Income Statement Components - Quarter Ended
Net premiums written	$71,013	$48,616	$69,049	$62,706	$65,056
Premiums earned	$48,209	$46,240	$44,341	$52,634	$52,399
Net investment income	$20,745	$20,529	$19,453	$18,886	$17,529
Net realized investment gains (losses)	$82	$(97)	$(387)	$3,708	$(262)
Change in fair value of foreign currency put options (12)	$(330)	$(1,168)	$(109)	$(638)	$(2,640)
Total losses and expenses	$26,474	$34,298	$37,656	$28,610	$24,843
Net income	$29,320	$22,953	$18,073	$32,688	$29,332
Net income (U.S. $ in thousands)	$24,429	$18,047	$13,830	$24,732	$21,923
Balance Sheet Components - As of Quarter Ended
Assets
Cash and investments, at fair value	$1,420,600	$1,375,824	$1,358,525	$1,314,487	$1,257,618
Total assets	$1,522,304	$1,476,400	$1,442,781	$1,396,072	$1,336,748
Liabilities and Shareholder’s Equity
Reserve for losses and LAE	$51,833	$48,439	$38,581	$24,185	$16,150
Unearned premiums	$491,824	$469,020	$466,644	$441,936	$431,864
Shareholder’s equity	$927,897	$909,665	$885,595	$874,975	$841,116

PMI EUROPE QUARTERLY FINANCIAL INFORMATION

	2007		2006
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	(Euro € in thousands, unless otherwise noted)
Income Statement Components - Quarter Ended
Net premiums written	€2,592	€2,600	€2,505	€2,313	€1,679
Premiums earned	€2,610	€2,729	€3,264	€3,258	€3,108
Income from credit default swaps	€1,170	€1,397	€2,067	€769	€1,691
Net investment income	€1,651	€1,837	€1,803	€1,891	€1,797
Net realized investment (losses) gains	€(11)	€87	€35	€511	€361
Change in fair value of foreign currency put options (12)	€(19)	€(76)	€—	€(2)	€(42)
Total losses and expenses	€3,712	€2,566	€3,001	€4,026	€2,635
Net income	€1,227	€2,272	€2,718	€1,559	€2,780
Net income (U.S. $ in thousands)	$1,655	$2,979	$3,506	$1,987	$3,498
Balance Sheet Components - As of Quarter Ended
Assets
Cash and investments, at fair value	€172,413	€166,322	€163,148	€162,858	€160,424
Total assets	€189,598	€188,090	€184,404	€182,503	€174,624
Liabilities and Shareholder’s Equity
Reserve for losses and LAE	€13,353	€13,170	€13,567	€13,340	€12,521
Unearned premiums	€15,796	€15,813	€15,943	€16,703	€17,648
Shareholder’s equity	€147,421	€143,331	€141,419	€138,766	€134,518

THE PMI GROUP, INC. AND SUBSIDIARIES

APPENDIX B- BUSINESS SEGMENTS RESULTS OF OPERATIONS BY QUARTER

	2007			2006
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	(Dollars in thousands)
U.S. Mortgage Insurance Operations (2)
Net premiums written	$189,180	$195,916	$175,730	$160,468	$158,904

Revenues
Premiums earned	$195,385	$193,759	$184,511	$168,118	$167,826
Net investment income	25,966	28,322	26,071	27,082	27,064
Equity in earnings from unconsolidated subsidiaries (1)	4,617	4,861	5,077	5,010	5,729
Net realized investment gains	981	2,267	1,627	1,620	305
Other income (loss)	17	(13)	(30)	(22)	7

Total revenues	226,966	229,196	217,256	201,808	200,931

Losses and expenses
Losses and loss adjustment expenses	134,384	92,784	72,039	67,699	64,153
Amortization of deferred policy acquisition costs	12,610	12,582	12,544	12,830	13,162
Other underwriting expenses and operating expenses	26,759	27,661	28,956	23,618	22,970
Litigation (recovery) settlement	—	—	(1,840)	(999)	—
Interest expense	39	—	—	1	1

Total losses and expenses	173,792	133,027	111,699	103,149	100,286

Income before income taxes	53,174	96,169	105,557	98,659	100,645
Income taxes	11,627	27,293	28,349	27,819	28,480

Net income	$41,547	$68,876	$77,208	$70,840	$72,165

International Operations (3)
Net premiums written	$65,376	$43,382	$58,129	$51,942	$52,900

Revenues
Premiums earned	$46,384	$42,382	$41,219	$46,766	$45,801
Income from credit default swaps	1,579	1,828	2,687	978	2,128
Net investment income	20,581	19,164	17,990	17,442	15,625
Net realized investment gains (losses)	53	37	(244)	3,452	252
Change in fair value of foreign currency put options (12)	(306)	(1,013)	(82)	(482)	(1,993)
Other (loss) income	(308)	1,402	(107)	442	83

Total revenues	67,983	63,800	61,463	68,598	61,896

Losses and expenses
Losses and loss adjustment expenses	11,776	16,536	18,492	11,907	7,708
Amortization of deferred policy acquisition costs	4,131	3,761	3,748	3,871	4,632
Other underwriting and operating expenses	12,657	10,579	11,065	11,329	10,461

Total losses and expenses	28,564	30,876	33,305	27,107	22,801

Income before income taxes	39,419	32,924	28,158	41,491	39,095
Income taxes	11,322	9,798	8,193	12,048	13,598

Net income	$28,097	$23,126	$19,965	$29,443	$25,497

Financial Guaranty (4)
Net premiums written	$1,414	$4,741	$1,590	$—	$—

Revenues
Premiums earned	$552	$207	$1	$—	$—
Equity in earnings from unconsolidated subsidiaries (1)	30,842	31,703	30,953	26,549	26,476
Net investment income (expense)	2,314	2,321	2,036	(1)	2

Total revenues	33,708	34,231	32,990	26,548	26,478

Losses and expenses
Amortization of deferred policy acquisition costs	269	102	1	—	—
Other underwriting and operating expenses	432	454	716	—	—
Interest expense (11)	732	731	569	—	—

Total losses and expenses	1,433	1,287	1,286	—	—

Income before income taxes	32,275	32,944	31,704	26,548	26,478
Income taxes	3,261	3,080	3,281	2,820	2,469

Net income	$29,014	$29,864	$28,423	$23,728	$24,009

Corporate and Other (5)
Net premiums written	$7	$12	$19	$16	$11

Revenues
Premiums earned	$16	$13	$12	$19	$16
Net investment income	2,258	2,832	3,643	5,157	6,324
Equity in earnings (losses) from unconsolidated subsidiaries (1)	289	(55)	(124)	(68)	82
Net realized investment (losses) gains	(620)	(726)	(248)	(4,346)	(1)
Other income	4,769	1,706	2,829	3,204	3,712

Total revenues	6,712	3,770	6,112	3,966	10,133

Losses and expenses
Losses and loss adjustment expenses	—	—	1	(3)	—
Other underwriting expenses and operating expenses (6)	19,925	24,013	27,916	21,484	19,442
Net costs to exchange and extinguish long-term debt	—	—	1,169	875	—
Interest expense	7,627	7,522	11,753	9,361	8,066

Total losses and expenses	27,552	31,535	40,839	31,717	27,508

Loss before income tax benefits	(20,840)	(27,765)	(34,727)	(27,751)	(17,375)
Income tax benefits	(6,015)	(7,932)	(9,581)	(7,978)	(5,319)

Net loss	$(14,825)	$(19,833)	$(25,146)	$(19,773)	$(12,056)

THE PMI GROUP, INC. AND SUBSIDIARIES

APPENDIX C - PMI AUSTRALIA FINANCIAL AND STATISTICAL INFORMATION

	6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006
Insurance in Force (U.S. $ in millions)
Flow	$107,229	$98,630	$94,529	$86,026	$86,215
RMBS	65,632	58,068	54,236	48,975	49,314

Total	$172,861	$156,698	$148,765	$135,001	$135,529

Risk in Force (U.S. $ in millions)
Flow	$92,830	$85,349	$81,490	$74,328	$74,956
RMBS	65,405	57,858	54,051	48,831	49,183

Total	$158,235	$143,207	$135,541	$123,159	$124,139

Average loan size (U.S. $ in thousands)
Flow	$161.5	$150.7	$145.6	$134.8	$128.2
RMBS	$149.5	$139.4	$133.7	$125.9	$122.6
Total	$156.7	$146.3	$141.0	$131.5	$126.1
Loss severity (quarterly)
Flow	21.4%	22.1%	20.5%	21.9%	18.2%
RMBS	16.6%	16.6%	15.5%	21.7%	1.6%
Total	20.8%	21.7%	19.9%	21.9%	18.2%
Primary loans, defaults and default rates
Policies in force - Flow	664,099	654,296	649,261	638,139	672,347
Policies in force - RMBS	439,106	416,678	405,796	388,851	402,271

Policies in force - Total	1,103,205	1,070,974	1,055,057	1,026,990	1,074,618

Loans in default - Flow	2,712	2,642	2,021	1,826	1,478
Loans in default - RMBS	444	421	260	273	253

Loans in default - Total	3,156	3,063	2,281	2,099	1,731

Default rate - Flow	0.41%	0.40%	0.31%	0.29%	0.22%
Default rate - RMBS	0.10%	0.10%	0.06%	0.07%	0.06%
Default rate - Total	0.29%	0.29%	0.22%	0.20%	0.16%
Net claims paid (quarter to date in U.S. $ in thousands)
Net claims paid - Flow	$6,530	$7,923	$5,999	$4,123	$3,179
Net claims paid - RMBS	787	466	585	411	2

Net claims paid - Total	7,317	8,389	6,584	4,534	3,181

Number of claims paid - Flow	117	115	107	72	72
Number of claims paid - RMBS	13	11	11	8	1

Number of claims paid - Total	130	126	118	80	73

Average claim size- Flow	$55.8	$68.9	$56.1	$57.3	$44.2
Average claim size- RMBS	$60.5	$42.4	$53.2	$51.4	$1.5
Average claim size- Total	$56.3	$66.6	$55.8	$56.7	$43.6
Combined Ratio
Loss Ratio (7)	25.2%	44.4%	52.1%	26.4%	17.3%
Expense Ratio (7)	20.1%	28.3%	21.4%	23.6%	24.2%

Combined Ratio	45.3%	72.7%	73.5%	50.0%	41.5%